Assured Guaranty Ltd.
March 31, 2023
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023.

Cautionary Statement Regarding Forward Looking Statements

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) significant changes in inflation, interest rates, the world’s credit markets or segments thereof, credit spreads, foreign exchange rates or general economic conditions, including the possibility of a recession; (2) geopolitical risk, including United States (U.S.)-China strategic competition and technology decoupling, Russia’s invasion of Ukraine and the resulting economic sanctions, fragmentation of global supply chains, volatility in energy prices, potential for increased cyberattacks, and risk of intentional or accidental escalation between NATO and Russia; (3) the possibility of a U.S. government shutdown, payment defaults on the debt of the U.S. government or instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, and downgrades to their credit ratings; (4) the development, course and duration of the COVID-19 pandemic and the governmental and private actions taken in response, and the global consequences of the pandemic and such actions, including their impact on the factors listed in this section; (5) developments in the world’s financial and capital markets, including stresses in the financial condition of banking institutions in the U.S., that adversely affect repayment rates related to commercial real estate, municipalities and other insured obligors, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; (6) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty’s insurance; (7) the loss of investors in Assured Guaranty’s asset management strategies or the failure to attract new investors to Assured Guaranty’s asset management business; (8) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (9) insured losses, including losses with respect to related legal proceedings, in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures, including as a result of the final resolution of Assured Guaranty’s remaining Puerto Rico exposures or the amounts recovered on securities received in connection with the resolution of Puerto Rico exposures already resolved; (10) increased competition, including from new entrants into the financial guaranty industry, nonpayment insurance and other forms of capital saving or risk syndication available to banks and insurers; (11) poor performance of Assured Guaranty’s asset management strategies compared to the performance of the asset management strategies of Assured Guaranty’s competitors; (12) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity, or to unanticipated consequences; (13) the possibility that Assured Guaranty’s planned transactions pursuant to which Assured Guaranty will contribute to Sound Point Capital Management, LP (Sound Point) most of its asset management business, other than that conducted by Assured HealthCare Partners LLC (AssuredIM Contributed Business) and receive an ownership interest in Sound Point, fail to close or are delayed due to the failure to fulfill or waive certain customary closing conditions, which include the receipt of certain consents and regulatory approval, or due to other reasons; (14) the impacts of the announcement and the completion of Assured Guaranty’s planned transactions with Sound Point on Assured Guaranty and its relationships with its shareholders, regulators, rating agencies, employees and the obligors it insures and on the AssuredIM Contributed Business and on the business of Assured Healthcare Partners LLC and their relationships with their respective clients and employees; (15) the possibility that strategic transactions made by Assured Guaranty, including the consummation of the planned transactions with Sound Point, do not result in the benefits anticipated or subject Assured Guaranty to negative consequences; (16) the inability to control the business, management or policies of entities in which the Company holds a minority interest; (17) the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its financial guaranty contracts written in credit default swap (CDS) form, and certain consolidated variable interest entities (VIEs); (18) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; (19) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (20) changes in applicable accounting policies or practices; (21) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (22) difficulties with the execution of Assured Guaranty’s business strategy; (23) loss of key personnel; (24) the effects of mergers, acquisitions and divestitures; (25) natural or man-made catastrophes or pandemics; (26) the impact of climate change on our business and regulatory actions taken related to such risk; (27) other risk factors identified in AGL’s filings with the U.S. Securities and Exchange Commission (SEC); (28) other risks and uncertainties that have not been identified at this time; and (29) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
GAAP (1) Highlights
Net income (loss) attributable to AGL	$81	$66
Net income (loss) attributable to AGL per diluted share	$1.34	$0.98
Weighted average shares outstanding
Basic shares outstanding	59.1	66.3
Diluted shares outstanding	60.4	67.4
Effective tax rate on net income	19.1%	20.0%
GAAP return on equity (ROE) (4)	6.3%	4.4%

Non-GAAP Highlights (2)
Adjusted operating income (loss)	$68	$90
Adjusted operating income (loss) per diluted share (2)	$1.12	$1.34
Weighted average diluted shares outstanding	60.4	67.4
Effective tax rate on adjusted operating income (3)	20.3%	18.3%
Adjusted operating ROE (2)(4)	4.9%	6.1%

Components of adjusted operating income (loss) (2)
Insurance segment	$117	$133
Asset Management segment	(1)	—
Corporate division	(44)	(33)
Other (5)	(4)	(10)
Adjusted operating income (loss)	$68	$90

Insurance Segment
Gross written premiums (GWP)	$86	$70
Present value of new business production (PVP) (2)	112	69
Gross par written	5,363	4,471

Asset Management Segment
Assets under management (AUM):
Inflows-third party	$1	$91
Inflows-intercompany	—	—

Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$4	$128
Fair value gains (losses) of credit derivatives, pre-tax	—	2
Net income effect	3	103
Net income per diluted share	0.06	1.52

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(5), pre-tax	$4	$130
Adjusted operating income(5) effect	3	103
Adjusted operating income per diluted share (5)	0.06	1.52

1)    Accounting principles generally accepted in the United States of America (GAAP).
2)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
3)    Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.
4)    Quarterly ROE calculations represent annualized returns. See page 6 for additional information on calculation.
5)    Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
6)    Represents the effect of consolidating financial guaranty variable interest entities and consolidated investment vehicles (FG VIE and CIV consolidation).

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	As of
	March 31, 2023		December 31, 2022
	Amount	Per Share	Amount	Per Share
Shareholders’ equity attributable to AGL	$5,220	$88.07	$5,064	$85.80
Adjusted operating shareholders’ equity (1)	5,606	94.58	5,543	93.92
Adjusted book value (1)	8,478	143.04	8,379	141.98
Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity	13	0.22	17	0.28
Adjusted book value	8	0.15	11	0.19

Shares outstanding at the end of period	59.3		59.0

Exposure
Financial guaranty net debt service outstanding	$374,475		$369,951
Financial guaranty net par outstanding:
Investment grade	$230,501		$227,366
Below-investment-grade (BIG)	5,882		5,892
Total	$236,383		$233,258

Claims-paying resources (2)	$10,829		$10,818

AUM
Collateralized loan obligations (CLOs)	$15,140		$15,150
Opportunity funds	1,776		1,884
Liquid strategies	253		248
Wind-down funds	133		182
Total	$17,302		$17,464

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    See page 16 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
Revenues
Net earned premiums	$81	$214
Net investment income	81	62
Asset management fees	26	34
Net realized investment gains (losses)	(2)	3
Fair value gains (losses) on credit derivatives	15	(3)
Fair value gains (losses) on committed capital securities (CCS)	(16)	1
Fair value gains (losses) on FG VIEs	(5)	6
Fair value gains (losses) on CIVs	58	14
Foreign exchange gains (losses) on remeasurement	20	(30)
Fair value gains (losses) on trading securities	(2)	(4)
Other income (loss)	27	3
Total revenues	283	300
Expenses
Loss and LAE (benefit)	4	57
Interest expense	21	20
Amortization of DAC	3	4
Employee compensation and benefit expenses	82	73
Other operating expenses	55	42
Total expenses	165	196
Income (loss) before income taxes and equity in earnings (losses) of investees	118	104
Equity in earnings (losses) of investees	2	(11)
Income (loss) before income taxes	120	93
Less: Provision (benefit) for income taxes	23	18
Net income (loss)	97	75
Less: Noncontrolling interests	16	9
Net income (loss) attributable to AGL	$81	$66

Earnings per share:
Basic	$1.37	$1.00
Diluted	$1.34	$0.98

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	March 31,	December 31,
	2023	2022
Assets
Investments:
Fixed-maturity securities available-for-sale, at fair value	$6,869	$7,119
Fixed-maturity securities, trading, at fair value	300	303
Short-term investments, at fair value	1,273	810
Other invested assets	140	133
Total investments	8,582	8,365
Cash	118	107
Premiums receivable, net of commissions payable	1,346	1,298
Deferred acquisition costs (DAC)	151	147
Salvage and subrogation recoverable	258	257
Financial guaranty variable interest entities’ (FG VIEs’) assets, at fair value	415	416
Assets of consolidated investment vehicles (CIVs)	5,118	5,493
Goodwill and other intangible assets	6	163
Assets held for sale	227	—
Other assets	557	597
Total assets	$16,778	$16,843

Liabilities
Unearned premium reserve	$3,631	$3,620
Loss and loss adjustment expense (LAE) reserve	291	296
Long-term debt	1,676	1,675
Credit derivative liabilities, at fair value	150	163
FG VIEs’ liabilities, at fair value	704	715
Liabilities of CIVs	4,458	4,625
Liabilities held for sale	51	—
Other liabilities	402	457
Total liabilities	11,363	11,551

Shareholders’ equity
Common shares	1	1
Retained earnings	5,638	5,577
Accumulated other comprehensive income (loss)	(420)	(515)
Deferred equity compensation	1	1
Total shareholders’ equity attributable to AGL	5,220	5,064
Nonredeemable noncontrolling interests	195	228
Total shareholders’ equity	5,415	5,292
Total liabilities and shareholders’ equity	$16,778	$16,843

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended
	March 31,
	2023	2022

Net income (loss) attributable to AGL	$81	$66
Less pre-tax adjustments:
Realized gains (losses) on investments	(2)	3
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	13	(3)
Fair value gains (losses) on CCS	(16)	1
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	20	(29)
Total pre-tax adjustments	15	(28)
Less tax effect on pre-tax adjustments	(2)	4
Adjusted operating income (loss)	$68	$90

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$(4)	$(10)

Components of adjusted operating income:
Segments:
Insurance	$117	$133
Asset Management	(1)	—
Total segments	116	133
Corporate division	(44)	(33)
Other	(4)	(10)
Adjusted operating income (loss)	68	90

Per diluted share:
Net income (loss) attributable to AGL	$1.34	$0.98
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.03)	0.05
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	0.21	(0.04)
Fair value gains (losses) on CCS	(0.26)	0.02
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.32	(0.44)
Total pre-tax adjustments	0.24	(0.41)
Less tax effect on pre-tax adjustments	(0.02)	0.05
Adjusted operating income (loss)	$1.12	$1.34

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$(0.06)	$(0.14)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation	As of
	March 31,	December 31,	March 31,	December 31,
	2023	2022	2022	2021
Shareholders’ equity attributable to AGL	$5,220	$5,064	$5,802	$6,292
Adjusted operating shareholders’ equity	5,606	5,543	5,860	5,991
Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating shareholders' equity	13	17	22	32

			Three Months Ended
			March 31,
			2023	2022
Net income (loss) attributable to AGL			$81	$66
Adjusted operating income (loss)			68	90

Average shareholders’ equity attributable to AGL			$5,142	$6,047
Average adjusted operating shareholders’ equity			5,575	5,926
Gain (loss) related to FG VIE and CIV consolidation included in average adjusted operating shareholders’ equity			15	27

GAAP ROE (1)			6.3%	4.4%
Adjusted operating ROE (1)			4.9%	6.1%

1)    Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	March 31,	December 31,	March 31,	December 31,
	2023	2022	2022	2021
Reconciliation of shareholders’ equity attributable to AGL to adjusted book value:
Shareholders’ equity attributable to AGL	$5,220	$5,064	$5,802	$6,292
Less pre-tax reconciling items:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(59)	(71)	(57)	(54)
Fair value gains (losses) on CCS	32	47	24	23
Unrealized gain (loss) on investment portfolio	(413)	(523)	(26)	404
Less taxes	54	68	1	(72)
Adjusted operating shareholders' equity	5,606	5,543	5,860	5,991
Pre-tax reconciling items:
Less: Deferred acquisition costs	151	147	135	131
Plus: Net present value of estimated net future revenue	196	157	164	160
Plus: Net deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed	3,436	3,428	3,369	3,402
Plus taxes	(609)	(602)	(593)	(599)
Adjusted book value	$8,478	$8,379	$8,665	$8,823

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity (net of tax (provision) benefit of $(4), $(4), $(5) and $(5))	$13	$17	$22	$32
Adjusted book value (net of tax (provision) benefit of $(3), $(3), $(3), and $(3))	$8	$11	$13	$23

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Income Components (1 of 2)
(in millions)

Components of Income for the Three Months Ended March 31, 2023

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$82	$—	$—	$(1)	$—	$81
Net investment income	82	—	2	(3)	—	81
Asset management fees	—	37	—	(11)	—	26
Net realized investment gains (losses)	—	—	—	—	(2)	(2)
Fair value gains (losses) on credit derivatives (2)	2	—	—	—	13	15
Fair value gains (losses) on CCS	—	—	—	—	(16)	(16)
Fair value gains (losses) on FG VIEs	—	—	—	(5)	—	(5)
Fair value gains (losses) on CIVs	—	—	—	58	—	58
Foreign exchange gains (losses) on remeasurement	1	—	—	(1)	20	20
Fair value gains (losses) on trading securities	(2)	—	—	—	—	(2)
Other income (loss)	25	4	—	(2)	—	27
Total revenues	190	41	2	35	15	283

Expenses
Loss and LAE (benefit) (3)	9	—	—	(5)	—	4
Interest expense	—	—	23	(2)	—	21
Amortization of DAC	3	—	—	—	—	3
Employee compensation and benefit expenses	39	34	9	—	—	82
Other operating expenses	28	8	16	3	—	55
Total expenses	79	42	48	(4)	—	165
Equity in earnings (losses) of investees	30	—	—	(28)	—	2
Less: Provision (benefit) for income taxes	24	—	(2)	(1)	2	23
Less: Noncontrolling interests	—	—	—	16	—	16
Total	$117	$(1)	$(44)	$(4)	$13	$81

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (2 of 2)
(in millions)

Components of Income for the Three Months Ended March 31, 2022

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$215	$—	$—	$(1)	$—	$214
Net investment income	63	—	1	(2)	—	62
Asset management fees	—	37	—	(3)	—	34
Net realized investment gains (losses)	—	—	—	—	3	3
Fair value gains (losses) on credit derivatives (2)	4	—	—	—	(7)	(3)
Fair value gains (losses) on CCS	—	—	—	—	1	1
Fair value gains (losses) on FG VIEs	—	—	—	6	—	6
Fair value gains (losses) on CIVs	—	—	—	14	—	14
Foreign exchange gains (losses) on remeasurement	(1)	—	—	—	(29)	(30)
Fair value gains (losses) on trading securities	(4)	—	—	—	—	(4)
Other income (loss)	1	2		—	—	3
Total revenues	278	39	1	14	(32)	300

Expenses
Loss and LAE (benefit) (3)	60	—	—	1	(4)	57
Interest expense	1	—	21	(2)	—	20
Amortization of DAC	4	—	—	—	—	4
Employee compensation and benefit expenses	38	29	6	—	—	73
Other operating expenses	19	10	7	6	—	42
Total expenses	122	39	34	5	(4)	196
Equity in earnings (losses) of investees	(1)	—	—	(10)	—	(11)
Less: Provision (benefit) for income taxes	22	—	—	—	(4)	18
Less: Noncontrolling interests	—	—	—	9	—	9
Total	$133	$—	$(33)	$(10)	$(24)	$66

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Fixed-Maturity Securities, Short-Term Investments and Cash
As of March 31, 2023
(dollars in millions)

	Amortized Cost	Allowance for Credit Losses	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions(2)(4)(7)	$3,161	$(14)	3.58%	3.29%	$3,097	$113
U.S. government and agencies	94	—	2.05	1.80	88	2
Corporate securities	2,408	(6)	2.78	2.45	2,153	67
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (3)(4)	429	(20)	4.85	4.03	350	21
Commercial mortgage-backed securities	267	—	3.48	3.03	258	9
Asset-backed securities (ABS)
CLOs	453	—	6.77	5.35	433	31
Other ABS (4)	426	(29)	5.97	4.77	389	26
Non-U.S. government securities	121	—	1.08	1.07	101	1
Total fixed maturity securities, available-for-sale	7,359	(69)	3.67	3.20	6,869	270
Short-term investments	1,273	—	4.67	3.80	1,273	59
Cash (5)	118	—	—	—	118	—
Total	$8,750	$(69)	3.81%	3.29%	$8,260	$329

Fixed maturity securities, trading (8)					$300

Ratings (6):	Fair Value	% of Portfolio
U.S. government and agencies	$88	1.3%
AAA/Aaa	1,013	14.7
AA/Aa	2,512	36.6
A/A	1,737	25.3
BBB	805	11.7
BIG	517	7.5
Not rated (7)	197	2.9
Total fixed maturity securities, available-for-sale	$6,869	100.0%

Duration of available-for-sale fixed maturity securities and short-term investments (in years):		3.5

Average ratings of fixed maturity securities and short-term investments		A+

1)    Represents annualized investment income based on amortized cost and pre-tax book yields.
2)    Includes obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody’s Investors Service, Inc. (Moody’s), average A.
3)    Includes fair value of $149 million in subprime RMBS, which has an average rating of BIG.
4)    Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.
5)    Cash is not included in the yield calculation.
6)    Ratings are represented by the lower of the Moody’s or S&P classifications except for purchased securities that it has insured, and for which it had expected losses to be paid (loss mitigation securities) and certain other securities, which use internal ratings classifications. Loss mitigation and other securities total $914 million in par with carrying value of $584 million and are primarily included in BIG category.
7)    Includes $136 million of new general obligation bonds and new bonds backed by toll revenue received in connection with the 2022 Puerto Rico Resolutions (see page 29).
8)    Represents contingent value instruments received in connection with the 2022 Puerto Rico Resolutions (see page 29). These securities are not rated.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP
(dollars in millions)

Investment Portfolio, Cash and CIVs as of March 31, 2023

	Insurance Subsidiaries (1)	Holding Companies (2)	Other	AGL Consolidated

Fixed-maturity securities, available-for-sale	$6,844	$25	$—	$6,869
Fixed-maturity securities, trading	300	—	—	300

Short-term investments	1,147	124	2	1,273
Cash	66	23	29	118
Total short-term investments and cash	1,213	147	31	1,391
Other invested assets
AssuredIM Funds (3)
CLOs	232	—	(232)	—
Municipal bonds	—	—	—	—
Healthcare	73	—	(73)	—
Asset-based	91	—	(91)	—
Equity method investments-AssuredIM Funds	396	—	(396)	—
Other	130	10	—	140
Other invested assets	526	10	(396)	140
Total investment portfolio and cash	$8,883	$182	$(365)	$8,700
CIVs
Assets of CIVs	$—	$—	$5,118	$5,118
Liabilities of CIVs	—	—	(4,458)	(4,458)
Nonredeemable noncontrolling interests	—	—	(195)	(195)
Total CIVs	$—	$—	$465	$465

Investment Portfolio, Cash and CIVs as of December 31, 2022

	Insurance Subsidiaries	Holding Companies	Other	AGL Consolidated

Fixed-maturity securities, available-for-sale	$7,095	$24	$—	$7,119
Fixed-maturity securities, trading	303	—	—	303

Short-term investments	668	132	10	810
Cash	44	7	56	107
Total short-term investments and cash	712	139	66	917
Other invested assets
AssuredIM Funds
CLOs	272	—	(272)	—
Municipal bonds	105	—	(105)	—
Healthcare	91	—	(91)	—
Asset-based	101	—	(101)	—
Equity method investments-AssuredIM Funds	569	—	(569)	—
Other	122	9	2	133
Other invested assets	691	9	(567)	133
Total investment portfolio and cash	$8,801	$172	$(501)	$8,472
CIVs
Assets of CIVs	$—	$—	$5,493	$5,493
Liabilities of CIVs	—	—	(4,625)	(4,625)
Nonredeemable noncontrolling interests	—	—	(228)	(228)
Total CIVs	$—	$—	$640	$640

1)    Includes the Company's U.S., Bermuda and European insurance subsidiaries.
2)    Includes the Company's' holding companies: AGL, Assured Guaranty US Holdings Inc. and Assured Guaranty Municipal Holdings Inc..
3)    Funds managed by Assured Investment Management LLC (AssuredIM LLC) and its investment management affiliates (together with AssuredIM LLC, AssuredIM) (AssuredIM Funds).

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment
(dollars in millions)

Income from Investment Portfolio and Fair Value Gains (Losses) on CIVs on a Segment basis for the Three Months Ended March 31, 2023 and March 31, 2022

	Three Months Ended March 31, 2023
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$82	$—	$2	$(3)	$81

Fair value gains (losses) on trading securities	$(2)	$—	$—	$—	$(2)

Equity in earnings (losses) of investees
AssuredIM Funds	$28	$—	$—	$(28)	$—
Other	2	—	—	—	2
Equity in earnings (losses) of investees	$30	$—	$—	$(28)	$2

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$58	$58
Noncontrolling interests	—	—	—	(16)	(16)
Total CIVs	$—	$—	$—	$42	$42

	Three Months Ended March 31, 2022
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$63	$—	$1	$(2)	$62

Fair value gains (losses) on trading securities	(4)	—	—	—	(4)

Equity in earnings (losses) of investees
AssuredIM Funds	$11	$—	$—	$(10)	$1
Other	(12)	—	—	—	(12)
Equity in earnings (losses) of investees	$(1)	$—	$—	$(10)	$(11)

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$14	$14
Noncontrolling interests	—	—	—	(9)	(9)
Total CIVs	$—	$—	$—	$5	$5

Assured Guaranty Ltd.
Equity Method Alternative Investments in the Insurance Segment
(dollars in millions)

	Carrying Value		Equity in Earnings
	March 31, 2023	December 31, 2022	First Quarter 2023	Inception-to-Date

AssuredIM Funds(1)
Strategy:
CLOs	$232	$272	$19	$58
Municipal bonds	—	105	—	6
Healthcare(3)	73	91	8	46
Asset-based(3)	91	101	1	28
AssuredIM Funds (2)	396	569	28	138
Other alternative investments(3)	115	117	2	49
Total	$511	$686	$30	$187

1)    Eliminated in consolidation at the AGL level, reported in equity in earnings at AG Asset Strategies LLC (AGAS), which is owned 65% by Assured Guaranty Municipal Corp. (AGM) and 35% by Assured Guaranty Corp. (AGC). AGAS is consolidated in AGM's consolidated financial statements.
2)    The inception-to-date annualized internal rate of return (IRR) is 10.7% and the quarter to date return was 6.3%. For AssuredIM Funds, the returns represent IRR based on mark-to-market gains (losses). The inception-to-date IRRs are annualized; the quarterly and year-to-date returns are not annualized.
3)    Includes funds and investments reported on a lag. Excludes equity method investment in the Corporate division of $7 million and $6 million as of March 31, 2023 and December 31, 2022, respectively.

Insurance Segment

Assured Guaranty Ltd.
Insurance Segment Results
(dollars in millions)

	Three Months Ended
	March 31,
	2023	2022
Segment revenues
Net earned premiums and credit derivative revenues	$84	$219
Net investment income	82	63
Fair value gains (losses) on trading securities	(2)	(4)
Foreign exchange gains (losses) on remeasurement and other income (loss)	26	—
Total segment revenues	190	278

Segment expenses
Loss expense (benefit)	9	60
Interest expense	—	1
Amortization of DAC	3	4
Employee compensation and benefit expenses	39	38
Other operating expenses	28	19
Total segment expenses	79	122
Equity in earnings (losses) of investees	30	(1)
Segment adjusted operating income (loss) before income taxes	141	155
Less: Provision (benefit) for income taxes	24	22
Segment adjusted operating income (loss)	$117	$133

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of March 31, 2023
	AGM	AGC	AG Re(6)	Eliminations(2)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,742	$1,920	$732	$(220)	$5,174
Contingency reserve	874	347	—	—	1,221
Qualified statutory capital	3,616	2,267	732	(220)	6,395
Unearned premium reserve and net deferred ceding commission income(1)	2,092	326	597	(69)	2,946
Loss and LAE reserves (1)(7)	—	—	152	—	152
Total policyholders' surplus and reserves	5,708	2,593	1,481	(289)	9,493
Present value of installment premium	491	205	240	—	936
CCS	200	200	—	—	400
Total claims-paying resources	$6,399	$2,998	$1,721	$(289)	$10,829

Statutory net exposure (1)(3)	$155,630	$22,351	$59,068	$(735)	$236,314
Net debt service outstanding (1)(3)	$250,440	$35,278	$90,159	$(1,503)	$374,374

Ratios:
Net exposure to qualified statutory capital	43:1	10:1	81:1		37:1
Capital ratio (4)	69:1	16:1	123:1		59:1
Financial resources ratio (5)	39:1	12:1	52:1		35:1
Statutory net exposure to claims-paying resources	24:1	7:1	34:1		22:1

1)    The numbers shown for AGM have been adjusted to include 100% share of its United Kingdom (U.K.) and French insurance subsidiaries.
2)    Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) eliminations of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
3)    Net exposure and net debt service outstanding are presented on a statutory basis. Includes $1,174 million of specialty insurance and reinsurance exposure, and a guarantee of rental income cash flows with maximum potential exposure of $1,626 million.
4)    The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
5)    The financial resources ratio is calculated by dividing net debt service outstanding by total claims-paying resources.
6)    Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of AG Re on a U.S. statutory-basis, except for contingency reserves.
7)    Loss and LAE reserves exclude adjustments to claims-paying resources for AGM and AGC because they were in a net recoverable position of $44 million and $39 million, respectively.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended March 31, 2023 and March 31, 2022

	Three Months Ended					Three Months Ended
	March 31, 2023					March 31, 2022
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$22	$36	$28	$—	$86	$49	$16	$5	$—	$70
Less: Installment GWP and other GAAP adjustments (1)	8	33	28	—	69	—	16	3	—	19
Upfront GWP	14	3	—	—	17	49	—	2	—	51
Plus: Installment premiums and other(2)	8	27	27	33	95	—	12	—	6	18
Total PVP	$22	$30	$27	$33	$112	$49	$12	$2	$6	$69

Gross par written	$2,907	360	582	1,514	$5,363	$3,931	223	60	257	$4,471

(1)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
(2)    Includes the present value of future premiums and fees on new business paid in installments, discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as Loss Mitigation Securities. This also includes the present value of future premiums and fees associated with other guaranties written by the Company that, under GAAP, are accounted for under Accounting Standards Codification (ASC) 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended March 31,
	2023		2022
	Gross Par Written	Average Internal Rating	Gross Par Written	Average Internal Rating
Sector:
U.S. public finance
General obligation	$1,410	A	$1,445	A-
Municipal utilities	765	A-	292	A
Healthcare	388	A	356	BBB
Higher education	205	A-	52	BBB+
Tax backed	103	BBB+	374	A-
Transportation	36	BBB	1,407	A-
Infrastructure finance	—	—	5	BBB
Total U.S. public finance	2,907	A-	3,931	A-
Non-U.S. public finance:
Sovereign and sub-sovereign	253	A+	—	—
Regulated utilities	107	BBB	223	BBB
Total non-U.S. public finance	360	A	223	BBB
Total public finance	3,267	A	4,154	A-

U.S. structured finance:
Insurance securitizations	500	A	—	—
Structured credit	50	BBB	—	—
Other structured finance	32	A	60	A-
Total U.S. structured finance	582	A	60	A-
Non-U.S. structured finance:
Other structured finance	1,514	AA	257	AA
Total non-U.S. structured finance	1,514	AA	257	AA
Total structured finance	2,096	AA-	317	AA-

Total gross par written	$5,363	A	$4,471	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

	1Q-22	2Q-22	3Q-22	4Q-22	1Q-23
PVP:
Public finance - U.S.	$49	$57	$57	$94	$22
Public finance - non-U.S.	12	18	37	1	30
Structured finance - U.S.	2	—	1	40	27
Structured finance - non-U.S.	6	1	—	—	33
Total PVP (1)	$69	$76	$95	$135	$112

Reconciliation of GWP to PVP:

Total GWP	$70	$65	$94	$131	$86
Less: Installment GWP and other GAAP adjustments	19	8	39	79	69
Upfront GWP	51	57	55	52	17
Plus: Installment premiums and other(2)	18	19	40	83	95
Total PVP	$69	$76	$95	$135	$112

Gross par written:
Public finance - U.S.	$3,931	$6,429	$3,622	$5,819	$2,907
Public finance - non-U.S.	223	207	194	—	360
Structured finance - U.S.	60	16	30	971	582
Structured finance - non-U.S. (1)	257	43	—	245	1,514
Total	$4,471	$6,695	$3,846	$7,035	$5,363

1)    First quarter 2023 and 2022 PVP and gross par written includes the present value (PV) of future premiums and total exposure, respectively, associated with other guaranties written by the Company that, under GAAP, are accounted for under ASC 460, Guarantees.
2)    Includes the present value of future premiums and fees on new business paid in installments, discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as Loss Mitigation Securities. This also includes the present value of future premiums and fees associated with other guaranties written by the Company that, under GAAP, are accounted for under Accounting Standards Codification (ASC) 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums (i.e. Net Deferred Premium Revenue)	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues (3)
2023 (as of March 31)		$374,475
2023 2Q	$4,136	370,339	$70	$6	$1	$2
2023 3Q	6,441	363,898	70	6	1	2
2023 4Q	4,963	358,935	69	6	1	2
2024	19,186	339,749	267	23	3	8
2025	20,479	319,270	251	21	3	8
2026	19,506	299,764	235	20	2	8
2027	17,524	282,240	221	19	2	7

2023-2027	92,235	282,240	1,183	101	13	37
2028-2032	85,708	196,532	925	76	12	31
2033-2037	68,398	128,134	618	50	11	24
2038-2042	48,898	79,236	377	33	—	16
After 2042	79,236	—	528	47	—	11
Total	$374,475		$3,631	$307	$36	$119

Reconciliation of Net Deferred Premium Revenue to Net Unearned Premium Reserve(4).

	GAAP	Effect of FG VIE Consolidation on Net Unearned Premium Reserve
Net deferred premium revenue:
Financial guaranty	$3,631	$35
Specialty	9	—
Net deferred premium revenue	3,640	35
Contra-paid	(22)	(4)
Net unearned premium reserve	$3,618	$31

1)    Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of March 31, 2023. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.
2)    See also page 23, for ‘‘Net Expected Loss to be Expensed.’’
3)     Represents expected future premiums on insured credit derivatives.
4)    Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have been recognized in the statement of operations (contra-paid).

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid (1) for the Three Months Ended March 31, 2023

	Net Expected Loss to be Paid (Recovered) as of December 31, 2022	Economic Loss Development (Benefit) During 1Q-23	Net (Paid) Recovered Losses During 1Q-23	Net Expected Loss to be Paid (Recovered) as of March 31, 2023
Public Finance:
U.S. public finance	$403	$1	$(24)	$380
Non-U.S public finance	9	4	—	13
Public Finance	412	5	(24)	393

Structured Finance:
U.S. RMBS	66	5	11	82
Other structured finance	44	1	(3)	42
Structured Finance	110	6	8	124
Total	$522	$11	$(16)	$517

1)    Includes net expected loss to be paid (recovered), economic loss development (benefit) and (paid) recovered losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

Assured Guaranty Ltd.
Loss Measures
As of March 31, 2023
(dollars in millions)

		Three Months Ended March 31, 2023
	Total Net Par Outstanding for BIG Transactions	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)
Public finance:
U.S. public finance	$3,804	$(4)	$(4)	$1
Non-U.S public finance	990	—	—	—
Public finance	4,794	(4)	(4)	1
Structured finance:
U.S. RMBS	988	6	6	6
Other structured finance	100	2	2	2
Structured finance	1,088	8	8	8
Total	$5,882	$4	$4	$9

1)    Includes loss expense related to contracts that are accounted for as insurance contracts.
2)    Includes loss expense related to contracts that are accounted for as insurance contracts and credit derivatives.
3)    Includes loss expense related to contracts that are accounted for as insurance contracts, credit derivatives, and consolidated FG VIEs.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of March 31, 2023
(dollars in millions)

GAAP

2023 (as of March 31)
2023 2Q	$3
2023 3Q	3
2023 4Q	3
2024	12
2025	12
2026	17
2027	15
2023-2027	65
2028-2032	61
2033-2037	49
2038-2042	8
After 2042	12
Total expected present value of net expected loss to be expensed(2)	195
Future accretion	66
Total expected future loss and LAE	$261

1)    The present value of net expected loss to be paid is discounted using risk free rates ranging from 3.44% to 4.87% for U.S. dollar denominated obligations.
2)     Excludes $29 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Internal Rating by Asset Type

	As of March 31, 2023		As of December 31, 2022
	Net Par Outstanding	Average Internal Rating	Net Par Outstanding	Average Internal Rating
U.S. public finance:
General obligation	$72,562	A-	$71,868	A-
Tax backed	32,798	A-	33,752	A-
Municipal utilities	27,009	A-	26,436	A-
Transportation	20,140	A-	19,688	A-
Healthcare	11,641	BBB+	11,304	BBB+
Higher education	7,318	A-	7,137	A-
Infrastructure finance	6,895	A-	6,955	A-
Housing revenue	959	BBB-	959	BBB-
Investor-owned utilities	331	A-	332	A-
Renewable energy	171	A-	180	A-
Other public finance	1,013	BBB	1,025	BBB
Total U.S. public finance	180,837	A-	179,636	A-
Non-U.S public finance:
Regulated utilities	18,604	BBB+	17,855	BBB+
Infrastructure finance	14,184	BBB	13,915	BBB
Sovereign and sub-sovereign	9,904	A+	9,526	A+
Renewable energy	2,114	A-	2,086	A-
Pooled infrastructure	1,103	AAA	1,081	AAA
Total non-U.S. public finance	45,909	BBB+	44,463	BBB+
Total public finance	$226,746	A-	224,099	A-

U.S. structured finance:
Life insurance transactions	$4,378	AA-	3,879	AA-
RMBS	1,910	BBB-	1,956	BBB-
Pooled corporate obligations	617	AAA	625	AAA
Financial products	452	AA-	453	AA-
Consumer receivables	405	A	437	A
Other structured finance	898	BBB+	878	BBB+
Total U.S. structured finance	8,660	A	8,228	A
Non-U.S. structured finance:
Pooled corporate obligations	349	AAA	344	AAA
RMBS	262	A-	263	A-
Other structured finance	366	AA-	324	AA-
Total non-U.S structured finance	977	AA	931	AA
Total structured finance	$9,637	A	9,159	A

Total net par outstanding	$236,383	A-	$233,258	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of March 31, 2023
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$220	0.1%	$2,000	4.4%	$908	10.5%	$472	48.3%	$3,600	1.5%
AA	16,239	9.0	3,535	7.6	4,605	53.1	12	1.2	24,391	10.3
A	97,909	54.1	10,460	22.8	1,567	18.1	385	39.4	110,321	46.7
BBB	62,665	34.7	28,924	63.0	492	5.7	108	11.1	92,189	39.0
BIG	3,804	2.1	990	2.2	1,088	12.6	—	—	5,882	2.5
Net Par Outstanding (1)	$180,837	100.0%	$45,909	100.0%	$8,660	100.0%	$977	100.0%	$236,383	100.0%

1)    As of March 31, 2023, the Company excluded $1.3 billion of net par attributable to Loss Mitigation Securities.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of March 31, 2023
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$36,836	15.6%
Texas	19,812	8.4
Pennsylvania	16,164	6.8
New York	15,518	6.6
Illinois	12,648	5.4
New Jersey	9,239	3.9
Florida	8,121	3.4
Michigan	4,964	2.1
Louisiana	4,913	2.1
Alabama	3,831	1.6
Other	48,791	20.6
Total U.S. public finance	180,837	76.5
U.S. structured finance	8,660	3.7
Total U.S.	189,497	80.2

Non-U.S.:
United Kingdom	35,622	15.1
Canada	1,727	0.7
Spain	1,604	0.7
Australia	1,483	0.6
France	1,483	0.6
Other	4,967	2.1
Total non-U.S.	46,886	19.8

Total net par outstanding	$236,383	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Specialty Insurance, Reinsurance and Guaranties
As of March 31, 2023
(dollars in millions)

	As of March 31, 2023		As of December 31, 2022
	Gross Exposure	Net Exposure	Gross Exposure	Net Exposure
Life insurance transactions (1)	$1,302	$974	$1,314	$986
Aircraft residual value insurance policies (2)	355	200	355	200
Other guaranties	1,626	1,626	228	228

1)    The life insurance transactions net exposure is projected to reach $1.1 billion in 2025.
2)    As of both March 31, 2023 and December 31, 2022, gross exposure of $144 million and net exposure of $84 million of aircraft residual value insurance was BIG. All other exposures in the table above are investment-grade quality.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

	Public Finance		Structured Finance
	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2023 (as of March 31)		$226,746						$9,637
2023 2Q	$1,033	225,713	$8	$90	$2	$72	$172	9,465
2023 3Q	3,597	222,116	9	90	(13)	79	165	9,300
2023 4Q	2,102	220,014	7	85	(3)	266	355	8,945
2024	9,016	210,998	31	306	10	288	635	8,310
2025	10,860	200,138	90	258	30	175	553	7,757
2026	10,382	189,756	115	196	37	218	566	7,191
2027	8,815	180,941	195	151	(9)	266	603	6,588

2023-2027	45,805	180,941	455	1,176	54	1,364	3,049	6,588
2028-2032	48,708	132,233	352	326	316	1,826	2,820	3,768
2033-2037	42,394	89,839	72	322	67	1,776	2,237	1,531
2038-2042	32,234	57,605	87	79	15	810	991	540
After 2042	57,605	—	—	7	—	533	540	—
Total	$226,746		$966	$1,910	$452	$6,309	$9,637

Net par outstanding (end of period)

	1Q-22	2Q-22	3Q-22	4Q-22	1Q-23
Public finance - U.S.	$175,957	$179,648	$177,842	$179,636	$180,837
Public finance - non-U.S.	48,506	44,447	41,063	44,463	45,909
Structured finance - U.S.	8,101	7,935	7,449	8,228	8,660
Structured finance - non-U.S.	815	782	717	931	977
Net par outstanding	$233,379	$232,812	$227,071	$233,258	$236,383

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 2)
As of March 31, 2023
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$1,367	$1,351	$1,855	$1,835

Exposure to Puerto Rico by Company

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding	Gross Par Outstanding
Defaulted Puerto Rico Exposures
Puerto Rico Electric Power Authority (PREPA)	$446	$69	$205	$—	$720	$730
Total Defaulted	446	69	205	—	720	730
Resolved Puerto Rico Exposures (2)
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (3)	49	181	107	(42)	295	295
PRHTA (Highway revenue) (3)	140	30	12	—	182	182
Commonwealth of Puerto Rico - General Obligation (GO) (4)	—	19	6	—	25	25
Puerto Rico Public Buildings Authority (PBA) (4)	1	4	—	(1)	4	4
Total Resolved	190	234	125	(43)	506	506
Other Puerto Rico Exposures
Puerto Rico Municipal Finance Agency (MFA) (5)	96	6	22	—	124	130
Puerto Rico Aqueduct and Sewer Authority (PRASA) and University of Puerto Rico (U of PR) (5)	—	1	—	—	1	1
Total Other	96	7	22	—	125	131
Total exposure to Puerto Rico	$732	$310	$352	$(43)	$1,351	$1,367

1)    Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
2)    A substantial portion of the Company’s Puerto Rico exposure was resolved in 2022 in accordance with four orders (including orders implementing the GO/PBA Plan and HTA Plan described below) entered by the United States District Court of the District of Puerto Rico (Federal District Court of Puerto Rico) related to the Company’s exposure to all insured Puerto Rico credits experiencing payment default in 2022 except Puerto Rico Electric Power Authority (PREPA) (2022 Puerto Rico Resolutions). Under the Modified Eighth Amended Title III Joint Plan of Adjustment of the Commonwealth of Puerto Rico, the Employees Retirement System of the Government of the Commonwealth of Puerto Rico, and the Puerto Rico Public Buildings Authority (GO/PBA Plan), the Company received cash, new general obligation bonds (New GO Bonds) and contingent value instruments (CVIs). Under the Modified Fifth Amended Title III Plan of Adjustment for PRHTA (HTA Plan), the Company received cash, new bonds backed by toll revenues (Toll Bonds) and CVIs.
3)    The Company’s remaining PRHTA exposures consist of insured bondholders who elected to receive custody receipts that represent an interest in the legacy insurance policy plus cash and Toll Bonds that constitute distributions under the HTA Plan, and exposures assumed from third-parties.
4)    The Company’s remaining GO/PBA exposures consist of insured bondholders who elected to receive custody receipts that represent an interest in the legacy insurance policy plus cash, New GO Bonds and CVIs that constitute distributions under the GO/PBA Plan, and exposures assumed from third-parties.
5)    All debt service on these insured exposures have been paid to date without any insurance claim being made on the Company.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 2)
As of March 31, 2023
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2023 (2Q)	2023 (3Q)	2023 (4Q)	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033 - 2037	2038 - 2041	Total
Defaulted Puerto Rico Exposures
PREPA	$—	$95	$—	$93	$68	$105	$105	69	39	44	75	14	$13	$—	$720
Total Defaulted	—	95	—	93	68	105	105	69	39	44	75	14	13	—	720
Resolved Puerto Rico Exposures
PRHTA (Transportation revenue)	—	10	—	—	8	7	—	—	12	—	—	—	126	132	295
PRHTA (Highway revenue)	—	—	—	—	—	—	—	8	8	8	30	27	101	—	182
Commonwealth of Puerto Rico - GO	—	—	—	—	—	2	4	—	19	—	—	—	—	—	25
PBA	—	2	—	—	2	—	—	—	—	—	—	—	—	—	4
Total Resolved	—	12	—	—	10	9	4	8	39	8	30	27	227	132	506
Other Puerto Rico Exposures
MFA	—	17	—	16	16	35	15	12	7	6	—	—	—	—	124
PRASA and U of PR	—	—	—	1	—	—	—	—	—	—	—	—	—	—	1
Total Other	—	17	—	17	16	35	15	12	7	6	—	—	—	—	125

Total	$—	$124	$—	$110	$94	$149	$124	$89	$85	$58	$105	$41	$240	$132	$1,351

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2023 (2Q)	2023 (3Q)	2023 (4Q)	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033 - 2037	2038 - 2041	Total
Defaulted Puerto Rico Exposures
PREPA	$3	$109	$3	$122	$92	$126	$122	$80	$47	$51	$81	$15	$14	$—	$865
Total Defaulted	3	109	3	122	92	126	122	80	47	51	81	15	14	—	865
Resolved Puerto Rico Exposures
PRHTA (Transportation revenue)	—	17	—	15	23	22	14	14	26	14	14	13	181	150	503
PRHTA (Highway revenue)	—	5	—	9	9	10	10	18	17	17	38	34	116	—	283
Commonwealth of Puerto Rico - GO	—	1	—	1	1	3	6	1	20	—	—	—	—	—	33
PBA	—	2	—	—	3	—	—	—	—	—	—	—	—	—	5
Total Resolved	—	25	—	25	36	35	30	33	63	31	52	47	297	150	824
Other Puerto Rico Exposures
MFA	—	20	—	22	20	39	16	14	8	6	—	—	—	—	145
PRASA and U of PR	—	—	—	1	—	—	—	—	—	—	—	—	—	—	1
Total Other	—	20	—	23	20	39	16	14	8	6	—	—	—	—	146

Total	$3	$154	$3	$170	$148	$200	$168	$127	$118	$88	$133	$62	$311	$150	$1,835

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of March 31, 2023
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement
Ratings:
AAA	$791	82.1%	41.8%	50.6%
AA	52	5.4	41.1	51.5
A	92	9.5	38.0	46.8
BBB	29	3.0	42.0	44.8
Total exposures	$964	100.0%	41.4%	50.1%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement	Number of Transactions	Average Rating
Asset class:
Trust preferred
Banks and insurance	$361	37.5%	43.6%	62.8%	12	AAA
U.S. mortgage and real estate investment trusts	84	8.7	47.3	64.2	3	A+
CLOs	519	53.8	38.9	39.0	6	AAA
Total exposures	$964	100.0%	41.4%	50.1%	21	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
U.S. RMBS Profile
As of March 31, 2023
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$8	$65	$10	$358	$2	$443
AA	10	75	7	145	189	426
A	—	—	—	3	2	5
BBB	3	—	—	37	8	48
BIG	34	203	15	625	111	988
Total exposures	$55	$343	$32	$1,168	$312	$1,910

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$9	$8	$—	$332	$12	$361
2005	22	119	15	182	50	388
2006	24	25	1	41	105	196
2007	—	191	16	582	145	934
2008	—	—	—	31	—	31
Total exposures	$55	$343	$32	$1,168	$312	$1,910

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding, internal ratings and a description of sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	March 31,	December 31,
	2023	2022
U.S. public finance:
Healthcare	$1,085	$1,085
Municipal utilities	1,024	1,025
Tax backed	878	889
General obligation	361	337
Transportation	107	109
Higher education	106	107
Housing revenue	73	73
Infrastructure finance	46	46
Other public finance	124	125
Total U.S. public finance	3,804	3,796
Non-U.S. public finance:
Infrastructure finance	922	911
Sovereign and sub-sovereign	50	52
Renewable energy	18	18
Total non-U.S. public finance	990	981
Total public finance	$4,794	$4,777

U.S. structured finance:
RMBS	$988	$1,010
Consumer receivables	58	60
Life insurance transactions	40	40
Other structured finance	2	5
Total U.S. structured finance	1,088	1,115
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—
Total structured finance	$1,088	$1,115
Total BIG net par outstanding	$5,882	$5,892

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in millions)

Net Par Outstanding by BIG Category (1)

	As of
	March 31,	December 31,
	2023	2022
BIG Category 1
U.S. public finance	$2,374	$2,364
Non-U.S. public finance	990	981
U.S. structured finance	12	18
Non-U.S. structured finance	—	—
Total BIG Category 1	3,376	3,363
BIG Category 2
U.S. public finance	109	108
Non-U.S. public finance	—	—
U.S. structured finance	71	73
Non-U.S. structured finance	—	—
Total BIG Category 2	180	181
BIG Category 3
U.S. public finance	1,321	1,324
Non-U.S. public finance	—	—
U.S. structured finance	1,005	1,024
Non-U.S. structured finance	—	—
Total BIG Category 3	2,326	2,348
BIG Total	$5,882	$5,892

1)    Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of March 31, 2023
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
ProMedica Healthcare Obligated Group, Ohio	$820	BB+
Puerto Rico Electric Power Authority	720	CCC
Puerto Rico Highways & Transportation Authority	477	CCC
Illinois Sports Facilities Authority	260	BB+
OU Health (Medicine), Oklahoma	253	BB+
Jackson Water & Sewer System, Mississippi	164	BB
Puerto Rico Municipal Finance Agency	124	CCC
Stockton City, California	96	B
New Jersey City University	87	BB
Harrisburg Parking System, Pennsylvania	78	B
San Jacinto River Authority (GRP Project), Texas	62	BB+
Indiana University of Pennsylvania, Pennsylvania	58	CCC
Atlantic City, New Jersey	53	BB
Total U.S. public finance	$3,252

Non-U.S. public finance:
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	547	BB
Road Management Services PLC (A13 Highway)	126	B+
Dartford & Gravesham NHS Trust The Hospital Company (Dartford) Plc	120	BB+
M6 Duna Autopalya Koncesszios Zrt.	55	BB+
Total non-U.S. public finance	$848
Total public finance	$4,100

U.S. structured finance:
RMBS:
Option One 2007-FXD2	$116	CCC	16.6%
Option One Mortgage Loan Trust 2007-HL1	99	CCC	26.3%
Argent Securities Inc. 2005-W4	93	CCC	10.4%
Nomura Asset Accept. Corp. 2007-1	63	CCC	19.9%
New Century 2005-A	55	CCC	14.9%
Total RMBS-U.S. structured finance	$426

Total non-U.S. structured finance	$—
Total structured finance	$426

Total	$4,526

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of March 31, 2023
(dollars in millions)
50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating (1)
New Jersey (State of)	$2,777	BBB
Pennsylvania (Commonwealth of)	2,270	BBB+
Metro Washington Airports Authority (Dulles Toll Road)	1,636	BBB+
New York Metropolitan Transportation Authority	1,543	A-
Illinois (State of)	1,310	BBB-
Foothill/Eastern Transportation Corridor Agency, California	1,308	BBB+
Alameda Corridor Transportation Authority, California	1,273	BBB+
North Texas Tollway Authority	1,251	A+
Port Authority of New York and New Jersey	1,038	BBB
CommonSpirit Health, Illinois	1,000	A-
San Joaquin Hills Transportation, California	985	BBB
Yankee Stadium LLC New York City Industrial Development Authority	925	BBB
San Diego Family Housing, LLC	906	AA
Philadelphia School District, Pennsylvania	892	A-
Municipal Electric Authority of Georgia	877	BBB+
Montefiore Medical Center, New York	837	BBB-
Great Lakes Water Authority (Sewerage), Michigan	821	A-
ProMedica Healthcare Obligated Group, Ohio	820	BB+
Dade County Seaport, Florida	810	A
Metropolitan Pier and Exposition Authority, Illinois	789	BBB-
Wisconsin (State of)	782	A
California (State of)	770	AA-
Jefferson County Alabama Sewer	770	BBB
Tucson (City of), Arizona	760	A+
Nassau County, New York	754	A
New York (City of), New York	750	AA-
Massachusetts (Commonwealth of) Water Resources	750	AA
Central Florida Expressway Authority, Florida	745	A+
Chicago Public Schools, Illinois	732	BBB-
New York Power Authority	726	AA-
Puerto Rico Electric Power Authority	720	CCC
Los Angeles Department of Airports (LAX Project), California	719	A-
South Carolina Public Service Authority - Santee Cooper	715	BBB
Anaheim (City of), California	704	A-
Lower Colorado River Authority	692	A
Clark County School District, Nevada	692	BBB+
Philadelphia (City of), Pennsylvania	681	BBB+
Pennsylvania Turnpike Commission	669	A-
Pittsburgh Water & Sewer, Pennsylvania	666	A-
Chicago-O'Hare International Airport, Illinois	657	A-
Suffolk County, New York	650	BBB+
North Carolina Turnpike Authority	632	BBB-
Mets Queens Ballpark	607	BBB
Oglethorpe Power Corporation, Georgia	575	BBB
Palomar Health	550	BBB
Hayward Unified School District, California	548	A
Kansas City, Missouri	535	A
Regional Transportation Authority (Sales Tax), Illinois	518	AA-
LCOR Alexandria LLC	512	BBB
Long Island Power Authority	510	A-
Total top 50 U.S. public finance exposures	$44,159
1) Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of March 31, 2023
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Securitization	$1,100	AA
Private US Insurance Securitization	1,000	A
Private US Insurance Securitization	913	AA-
Private US Insurance Securitization	399	AA-
Private US Insurance Securitization	394	AA-
Private US Insurance Securitization	386	AA-
SLM Student Loan Trust 2007-A	201	AA
Private Middle Market CLO	129	AAA
Private US Insurance Securitization	128	AA
Option One 2007-FXD2	116	CCC
CWABS 2007-4	104	A+
Private Balloon Note Guarantee	100	A
Option One Mortgage Loan Trust 2007-HL1	99	CCC
Argent Securities Inc. 2005-W4	93	CCC
SLM Student Loan Trust 2006-C	66	AA
ALESCO Preferred Funding XIII, Ltd.	65	AAA
Nomura Asset Accept. Corp. 2007-1	63	CCC
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BBB
Private Other Structured Finance Transaction	62	A-
Private Balloon Note Guarantee	59	BBB
New Century 2005-A	55	CCC
CWALT Alternative Loan Trust 2007-HY9	54	A+
Private Subscription Finance Transaction	52	A
Alesco Preferred Funding XVI, Ltd.	52	A
Private Other Structured Finance Transaction	51	A-
Total top 25 U.S. structured finance exposures	$5,804

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of March 31, 2023
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,265	BBB
Thames Water Utilities Finance Plc	United Kingdom	1,901	BBB
Southern Gas Networks PLC	United Kingdom	1,879	BBB
Dwr Cymru Financing Limited	United Kingdom	1,693	A-
Quebec Province	Canada	1,498	AA-
National Grid Gas PLC	United Kingdom	1,456	BBB+
Anglian Water Services Financing PLC	United Kingdom	1,269	A-
Channel Link Enterprises Finance PLC	France, United Kingdom	1,197	BBB
Yorkshire Water Services Finance Plc	United Kingdom	1,110	BBB
British Broadcasting Corporation (BBC)	United Kingdom	1,054	A+
Capital Hospitals (Issuer) PLC	United Kingdom	910	BBB-
Verbund, Lease and Sublease of Hydro-Electric Equipment	Austria	880	AAA
Aspire Defence Finance plc	United Kingdom	739	BBB+
Verdun Participations 2 S.A.S.	France	701	BBB-
National Grid Company plc	United Kingdom	654	BBB+
Envestra Limited	Australia	609	A-
Severn Trent Water Utilities Finance Plc	United Kingdom	605	BBB+
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	United Kingdom	546	BB
Private International Sub-Sovereign Transaction	Scotland	541	A+
Wessex Water Services Finance plc	United Kingdom	520	BBB+
United Utilities Water PLC	United Kingdom	518	A-
Campania Region - Healthcare Receivable	Italy	498	BBB-
South East Water	United Kingdom	473	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	469	BBB+
Sydney Airport Finance Company	Australia	467	BBB+
Derby Healthcare PLC	United Kingdom	462	BBB
North Staffordshire PFI, 32-year EIB Index-Linked Facility	United Kingdom	458	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	456	BBB-
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	432	BBB
Heathrow Funding Limited	United Kingdom	389	BBB
University of Essex, United Kingdom	United Kingdom	373	BBB+
International Infrastructure Pool	United Kingdom	368	AAA
International Infrastructure Pool	United Kingdom	368	AAA
International Infrastructure Pool	United Kingdom	368	AAA
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	350	BBB-
South Lanarkshire Schools	United Kingdom	338	BBB
Japan Expressway Holding and Debt Repayment Agency	Japan	332	A+
Q Energy - Phase II - Pride Investments, S.A.	Spain	313	BBB
Hypersol Solar Inversiones, S.A.U.	Spain	307	BBB
Private International Sub-Sovereign Transaction	United Kingdom	307	A
Western Power Distribution (South West) PLC	United Kingdom	302	BBB+
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	300	BBB
Northumbrian Water PLC	United Kingdom	300	BBB+
University of Sussex - East Slope Residencies PLC	United Kingdom	298	BBB+
Feria Muestrario Internacional de Valencia	Spain	286	BBB-
Q Energy - Phase III - FSL Issuer, S.A.U.	Spain	283	BBB
Bakethin Finance Plc	United Kingdom	282	A-
Artesian Finance Plc (Bristol)	United Kingdom	280	BBB+
Western Power Distribution (South Wales) PLC	United Kingdom	278	BBB+
Octagon Healthcare Funding PLC	United Kingdom	275	BBB
Total top 50 non-U.S. exposures		$32,957

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Segment Results (1 of 3)
(dollars in millions)

	Three Months Ended
	March 31,
	2023	2022
Segment revenues
Management fees:
CLOs	$12	$12
Opportunity funds and liquid strategies	5	8
Wind-down funds	—	1
Total management fees	17	21
Performance fees	20	16
Foreign exchange gains (losses) on remeasurement and other income (loss)	4	2
Total segment revenues	41	39

Segment expenses
Employee compensation and benefit expenses	34	29
Other operating expenses	8	10
Total segment expenses	42	39
Segment adjusted operating income (loss) before income taxes	(1)	—
Less: Provision (benefit) for income taxes	—	—
Segment adjusted operating income (loss)	$(1)	$—

Assured Guaranty Ltd.
Asset Management Segment Results (2 of 3)
(dollars in millions)

Rollforward of Assets Under Management for the Three Months Ended March 31, 2023

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, December 31, 2022	$15,150	$1,884	$248	$182	$17,464

Inflows-third party	—	1	—	—	1
Inflows-intercompany	—	—	—	—	—
Outflows:
Redemptions	—	—	—	—	—
Distributions	(64)	(133)	—	(48)	(245)
Total outflows	(64)	(133)	—	(48)	(245)
Net flows	(64)	(132)	—	(48)	(244)
Change in value	54	24	5	(1)	82
AUM, March 31, 2023	$15,140	$1,776	$253	$133	$17,302

Assured Guaranty Ltd.
Asset Management Segment Results (3 of 3)
(dollars in millions)

Assets Under Management

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
As of March 31, 2023:
Funded AUM (1)	$15,008	$1,112	$253	$111	$16,484
Unfunded AUM (1)	132	664	—	22	818

Fee-earning AUM (2)	$14,801	$1,526	$253	$77	$16,657
Non-fee earning AUM (2)	339	250	—	56	645

Intercompany AUM
Funded AUM	$548	$164	$253	$—	$965
Unfunded AUM	132	115	—	—	247

As of December 31, 2022:
Funded AUM	$15,047	$1,217	$248	$160	$16,672
Unfunded AUM	103	667	—	22	792

Fee-earning AUM	$14,820	$1,640	$248	$87	$16,795
Non-fee earning AUM	330	244	—	95	669

Intercompany AUM
Funded AUM	$582	$192	$248	$—	$1,022
Unfunded AUM	103	115	—	—	218

1)    Funded AUM refers to assets that have been deployed or invested into the funds or CLOs. Unfunded AUM refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.
2)    Fee-earning AUM refers to assets where AssuredIM collects fees or has elected not to waive or rebate fees to investors. Non-fee earning AUM refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors.

Corporate Division

Assured Guaranty Ltd.
Corporate Division Results
(dollars in millions)

	Three Months Ended
	March 31,
	2023	2022

Total revenues	$2	$1

Expenses
Interest expense	23	21
Employee compensation and benefit expenses	9	6
Other operating expenses	16	7
Total expenses	48	34
Equity in earnings (losses) of investees	—	—
Adjusted operating income (loss) before income taxes	(46)	(33)
Less: Provision (benefit) for income taxes	(2)	—
Adjusted operating income (loss)	$(44)	$(33)

Other

Assured Guaranty Ltd.
Other Results
(dollars in millions)

	Three Months Ended March 31, 2023
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	—	(2)	(3)
Asset management fees	—	(14)	3	(11)
Fair value gains (losses) on FG VIEs	(5)	—	—	(5)
Fair value gains (losses) on CIVs	—	58	—	58
Foreign exchange gains (losses) on remeasurement	—	(1)	—	(1)
Other income (loss)	—	(2)	—	(2)
Total revenues	(7)	41	1	35
Expenses
Loss expense (benefit)	(5)	—	—	(5)
Interest expense	—	—	(2)	(2)
Other operating expenses	—	—	3	3
Total expenses	(5)	—	1	(4)
Equity in earnings (losses) of investees	—	(28)	—	(28)
Adjusted operating income (loss) before income taxes	(2)	13	—	11
Less: Provision (benefit) for income taxes	—	(1)	—	(1)
Less: Noncontrolling interests	—	16	—	16
Adjusted operating income (loss)	$(2)	$(2)	$—	$(4)

	Three Months Ended March 31, 2022
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	1	(2)	(2)
Asset management fees	—	(9)	6	(3)
Fair value gains (losses) on FG VIEs	6	—	—	6
Fair value gains (losses) on CIVs	—	14	—	14
Other income (loss)	—	—	—	—
Total revenues	4	6	4	14
Expenses
Loss expense (benefit)	1	—	—	1
Interest expense	—	—	(2)	(2)
Other operating expenses	—	—	6	6
Total expenses	1	—	4	5
Equity in earnings (losses) of investees	—	(10)	—	(10)
Adjusted operating income (loss) before income taxes	3	(4)	—	(1)
Less: Provision (benefit) for income taxes	1	(1)	—	—
Less: Noncontrolling interests	—	9	—	9
Adjusted operating income (loss)	$2	$(12)	$—	$(10)

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for the Three Months Ended March 31, 2023		Year Ended December 31,
			2022		2021		2020		2019
GAAP Summary Statements of Operations Data
Net earned premiums	$81		$494		$414		$485		$476
Net investment income	81		269		269		297		378
Total expenses	165		536		465		729		503
Income (loss) before income taxes	120		187		383		386		460
Net income (loss) attributable to AGL	81		124		389		362		402
Net income (loss) attributable to AGL per diluted share	1.34		1.92		5.23		4.19		4.00

GAAP Summary Balance Sheet Data
Total investments and cash	$8,700		$8,472		$9,728		$10,000		$10,409
Total assets	16,778		16,843		18,208		15,334		14,326
Unearned premium reserve	3,631		3,620		3,716		3,735		3,736
Loss and LAE reserve	291		296		869		1,088		1,050
Long-term debt	1,676		1,675		1,673		1,224		1,235
Shareholders’ equity attributable to AGL	5,220		5,064		6,292		6,643		6,639
Shareholders’ equity attributable to AGL per share	88.07		85.80		93.19		85.66		71.18

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$374,475		$369,951		$367,360		$366,233		$374,130
Gross debt service outstanding (end of period)	374,698		370,172		367,770		366,692		375,776
Net par outstanding (end of period)	236,383		233,258		236,392		234,153		236,807
Gross par outstanding (end of period)	236,565		233,438		236,765		234,571		238,156

Other Financial Information (Statutory Basis)(1)
Financial guaranty:
Net debt service outstanding (end of period)	$371,574		$366,883		$362,013		$360,392		$367,630
Gross debt service outstanding (end of period)	371,797		367,103		362,423		360,852		369,251
Net par outstanding (end of period)	233,514		230,294		231,742		229,008		230,984
Gross par outstanding (end of period)	233,696		230,474		232,115		229,426		232,333

Claims-paying resources(2)
Policyholders' surplus	$5,174		$5,155		$5,572		$5,077		$5,056
Contingency reserve	1,221		1,202		1,225		1,557		1,607
Qualified statutory capital	6,395		6,357		6,797		6,634		6,663
Unearned premium reserve and net deferred ceding commission income	2,946		2,941		2,972		2,983		2,961
Loss and LAE reserves	152		165		167		202		529
Total policyholders' surplus and reserves	9,493		9,463		9,936		9,819		10,153
Present value of installment premium	936		955		883		858		804
CCS and standby line of credit	400		400		400		400		400
Total claims-paying resources	$10,829		$10,818		$11,219		$11,077		$11,357

Ratios:
Net exposure to qualified statutory capital	37	:1	36	:1	34	:1	35	:1	35	:1
Capital ratio	59	:1	58	:1	53	:1	54	:1	55	:1
Financial resources ratio	35	:1	34	:1	32	:1	33	:1	32	:1
Adjusted statutory net exposure to claims-paying resources	22	:1	21	:1	21	:1	21	:1	20	:1

Par and Debt Service Written (FG and Specialty)
Gross debt service written:
Public finance - U.S.	$5,559		$36,954		$35,572		$33,596		$28,054
Public finance - non-U.S.	743		756		1,890		1,860		17,907
Structured finance - U.S.	583		1,120		1,319		508		1,704
Structured finance - non-U.S.	1,515		551		431		254		88
Total gross debt service written	$8,400		$39,381		$39,212		$36,218		$47,753

Net debt service written	$8,400		$39,381		$39,212		$35,965		$47,731
Net par written	5,363		22,047		26,656		23,012		24,331
Gross par written	5,363		22,047		26,656		23,265		24,353
1)    Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2)    See page 16 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended March 31, 2023	Year Ended December 31,
		2022	2021	2020	2019
Total GWP	$86	$360	$377	$454	$677
Less: Installment GWP and other GAAP adjustments (2)	69	145	158	191	469
Upfront GWP	17	215	219	263	208
Plus: Installment premiums and other (3)	95	160	142	127	361
Total PVP	$112	$375	$361	$390	$569

PVP:
Public finance - U.S.	$22	$257	$235	$292	$201
Public finance - non-U.S.	30	68	79	82	308
Structured finance - U.S.	27	43	42	14	53
Structured finance - non-U.S.	33	7	5	2	7
Total PVP	$112	$375	$361	$390	$569

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$81	$124	$389	$362	$402
Less pre-tax adjustments:
Realized gains (losses) on investments	(2)	(56)	15	18	22
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	13	(18)	(64)	65	(10)
Fair value gains (losses) on CCS	(16)	24	(28)	(1)	(22)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	20	(110)	(21)	42	22
Total pre-tax adjustments	15	(160)	(98)	124	12
Less tax effect on pre-tax adjustments	(2)	17	17	(18)	(1)
Adjusted operating income (loss)	$68	$267	$470	$256	$391

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$1.34	$1.92	$5.23	$4.19	$4.00
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.03)	(0.87)	0.20	0.21	0.22
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	0.21	(0.27)	(0.85)	0.75	(0.11)
Fair value gains (losses) on CCS	(0.26)	0.37	(0.38)	(0.01)	(0.22)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.32	(1.72)	(0.29)	0.49	0.21
Total pre-tax adjustments	0.24	(2.49)	(1.32)	1.44	0.10
Tax effect on pre-tax adjustments	(0.02)	0.27	0.23	(0.22)	(0.01)
Adjusted operating income (loss) per diluted share	$1.12	$4.14	$6.32	$2.97	$3.91

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
3)    Includes the present value of future premiums and fees on new business paid in installments, discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as Loss Mitigation Securities. This also includes the present value of future premiums and fees associated with other guaranties written by the Company that, under GAAP, are accounted for under Accounting Standards Codification (ASC) 460, Guarantees.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of March 31, 2023	As of December 31,
		2022	2021	2020	2019
Adjusted book value reconciliation:
Shareholders’ equity attributable to AGL	$5,220	$5,064	$6,292	$6,643	$6,639
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(59)	(71)	(54)	9	(56)
Fair value gains (losses) on CCS	32	47	23	52	52
Unrealized gain (loss) on investment portfolio	(413)	(523)	404	611	486
Less taxes	54	68	(72)	(116)	(89)
Adjusted operating shareholders' equity	5,606	5,543	5,991	6,087	6,246
Pre-tax adjustments:
Less: Deferred acquisition costs	151	147	131	119	111
Plus: Net present value of estimated net future revenue	196	157	160	182	206
Plus: Net deferred premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,436	3,428	3,402	3,355	3,296
Plus taxes	(609)	(602)	(599)	(597)	(590)
Adjusted book value	$8,478	$8,379	$8,823	$8,908	$9,047

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity (net of tax (provision) benefit of $(4), $(4), $(5), $-, and $(2))	$13	$17	$32	$2	$7
Adjusted book value (net of tax (provision) benefit of $(3), $(3), $(3), $2, and $1)	$8	$11	$23	$(8)	$(4)

Adjusted book value per share reconciliation:
Shareholders' equity attributable to AGL per share	$88.07	$85.80	$93.19	$85.66	$71.18
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(0.99)	(1.21)	(0.80)	0.12	(0.60)
Fair value gains (losses) on CCS	0.53	0.80	0.34	0.66	0.56
Unrealized gain (loss) on investment portfolio	(6.97)	(8.86)	5.99	7.89	5.21
Less taxes	0.92	1.15	(1.07)	(1.50)	(0.95)
Adjusted operating shareholders' equity per share	94.58	93.92	88.73	78.49	66.96
Pre-tax adjustments:
Less: Deferred acquisition costs	2.55	2.48	1.95	1.54	1.19
Plus: Net present value of estimated net future revenue	3.30	2.66	2.37	2.35	2.20
Plus: Net deferred premium reserve on financial guaranty contracts in excess of expected loss to be expensed	57.97	58.10	50.40	43.27	35.34
Plus taxes	(10.26)	(10.22)	(8.88)	(7.70)	(6.32)
Adjusted book value per share	$143.04	$141.98	$130.67	$114.87	$96.99

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity per share	0.22	$0.28	$0.47	$0.03	$0.07
Adjusted book value per share	0.15	$0.19	$0.34	$(0.10)	$(0.05)

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Financial Guaranty Insurance
Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022.

U.S. Public Finance:
General Obligation Bonds are full faith and credit obligations that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy property taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation and tax-backed revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or an income tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported obligations, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue or revenue relating to student accommodation.

Glossary (continued)

Sectors (continued)
Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily issued by investor-owned utilities and include first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, as well as sale-leaseback obligation bonds supported by such entities.

Renewable Energy Bonds are obligations backed by revenue from renewable energy sources.

Other Public Finance Bonds include other debt issued, guaranteed or otherwise supported by U.S. national or local governmental authorities, as well as student loans, revenue bonds, and obligations of some not-for-profit organizations.

Non-U.S. Public Finance:
Regulated Utility Obligations are obligations issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities, supported by the rates and charges paid by the utilities’ customers. The majority of the Company’s non-U.S regulated utility business is conducted in the United Kingdom.

Infrastructure Finance Obligations are obligations issued by a variety of entities engaged in the financing of non-U.S. infrastructure projects, such as roads, airports, ports, social infrastructure, student accommodations, stadiums, and other physical assets delivering essential services supported either by long-term concession arrangements or a regulatory regime. The majority of the Company’s non-U.S. infrastructure business is conducted in the U.K.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations. The Company has not entered into a pooled infrastructure transaction since 2006.

Sovereign and Sub-Sovereign Obligations primarily include obligations of local, municipal, regional or national governmental authorities or agencies outside of the United States.

Renewable Energy Bonds are obligations secured by revenues relating to renewable energy sources, typically solar or wind farms. These transactions often benefit from regulatory support in the form of regulated minimum prices for the electricity produced. The majority of the Company’s international renewable energy business is conducted in Spain.

Other Public Finance Obligations are obligations of, or backed by, local, municipal, regional or national governmental authorities or agencies not generally described in any of the other described categories.

Structured Finance:
Residential Mortgage-Backed Securities are obligations backed by first and second lien mortgage loans on residential properties. The credit quality of borrowers covers a broad range, including “prime,” “subprime” and “Alt-A.” A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. RMBS include home equity lines of credit, which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral. The Company has not provided insurance for RMBS in the primary market since 2008.

Life Insurance Transactions are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in “tranches,” with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Glossary (continued)

Sectors (continued)
Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH’s guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH’s leveraged lease business. Although Dexia SA and certain of its affiliates (Dexia) assumed the liabilities related to such businesses when the Company purchased AGMH, AGM policies related to such businesses remained outstanding. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Specialty Business
The Company also provides specialty insurance, reinsurance and guarantees in transactions with similar risk profiles to its structured finance exposures written in financial guaranty form. The Company provides such specialty insurance and reinsurance, for example, for life insurance transactions and aircraft residual value insurance transactions.

AUM Definitions
The Company uses AUM as a metric to measure progress in its Asset Management segment. Management fee revenue is based on a variety of factors and is not perfectly correlated with AUM. However, the Company believes that AUM is a useful metric for assessing the relative size and scope of the Company’s asset management business. Investors also use AUM to evaluate companies that participate in the asset management business. AUM refers to the assets managed, advised or serviced by the Asset Management segment and equals the sum of the following:

•the amount of aggregate collateral balance and principal cash of AssuredIM’s CLOs, including CLO Equity that may be held by AssuredIM Funds. This also includes CLO assets managed by BlueMountain Fuji Management, LLC (BM Fuji), which was sold to a third party in the second quarter of 2021. AssuredIM is not the investment manager of BM Fuji-advised CLOs, but following the sale, AssuredIM sub-advises and continues to provide personnel and other services to BM Fuji associated with the management of BM Fuji-advised CLOs pursuant to a sub-advisory agreement and a personnel and services agreement, consistent with past practices; and

•the net asset value of all funds and accounts other than CLOs, plus any unfunded commitments. Changes in NAV attributable to movements in fund value of certain private equity funds are reported on a quarter lag.

The Company’s calculation of AUM may differ from the calculation employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. The calculation also differs from the manner in which AssuredIM affiliates registered with the U.S. Securities and Exchange Commission (SEC) report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

    The Company also uses several other measurements of AUM to understand and measure its AUM in more detail and for various purposes, including its relative position in the market and its income and income potential:

“Third-party AUM” refers to the assets AssuredIM manages or advises on behalf of third-party investors. This includes current and former employee investments in AssuredIM Funds. For CLOs, this also includes CLO Equity that may be held by AssuredIM Funds.

“Intercompany AUM” refers to the assets AssuredIM manages or advises on behalf of the Company. This includes investments from affiliates of Assured Guaranty along with general partners’ investments of AssuredIM (or its affiliates) into the AssuredIM Funds.

“Funded AUM” refers to assets that have been deployed or invested into the funds or CLOs.

“Unfunded AUM” refers to unfunded capital commitments from closed-end funds and CLO warehouse funds.

“Fee earning AUM” refers to assets where AssuredIM collects fees and has elected not to waive or rebate fees to investors.

“Non-fee earning AUM” refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors. AssuredIM reserves the right to waive some or all fees for certain investors, including investors affiliated with AssuredIM and/or the Company. Further, to the extent that the Company’s wind-down and/or opportunity funds are invested in AssuredIM managed CLOs, AssuredIM may rebate any management fees and/or performance fees earned from the CLOs to the extent such fees are attributable to the wind-down and opportunity funds’ holdings of CLOs also managed by AssuredIM.

Non-GAAP Financial Measures

The Company discloses both (a) financial measures determined in accordance with GAAP and (b) financial measures not determined in accordance with GAAP (non-GAAP financial measures). Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate entities where it is deemed to be the primary beneficiary which include:
•FG VIEs, which the Company does not own and where its exposure is limited to its obligation under the financial guaranty insurance contract, and
•CIVs in which certain subsidiaries invest and which are managed by AssuredIM.

The Company discloses the effect of FG VIE and CIV consolidation that is embedded in each non-GAAP financial measure, as applicable. The Company believes this information may also be useful to analysts and investors evaluating Assured Guaranty’s financial results. In the case of both the consolidated FG VIEs and the CIVs, the economic effect on the Company of each of the consolidated FG VIEs and CIVs is reflected primarily in the results of the Insurance segment.

Management of the Company and AGL’s Board of Directors use non-GAAP financial measures further adjusted to remove the effect of FG VIE and CIV consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision-making process for and in its calculation of certain components of management compensation. The financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of FG VIE and CIV consolidation; (2) adjusted operating shareholders’ equity, further adjusted to remove the effect of FG VIE and CIV consolidation; (3) adjusted book value per share, further adjusted to remove the effect of FG VIE and CIV consolidation; and (4) PVP.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity and/or adjusted book value, each further adjusted to remove the effect of FG VIE and CIV consolidation, as the principal financial measures for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use adjusted operating shareholders’ equity, further adjusted to remove the effect of FG VIE and CIV consolidation, to evaluate the Company’s capital adequacy.

Adjusted operating income, further adjusted for the effect of FG VIE and CIV consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the operating results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company’s credit spreads, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt and other market factors and are not expected to result in an economic gain or loss.

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value: Management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss.

Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore would not recognize an economic gain or loss.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted for FG VIE and CIV consolidation, to measure the intrinsic value of the Company, excluding franchise value. Adjusted book value per share, further adjusted for FG VIE and CIV consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in GAAP equity.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Adjusted Operating Return on Equity (Adjusted Operating ROE): Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the present value of estimated net future revenue for non-financial guaranty insurance contracts. This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than Loss Mitigation Securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production in the Insurance segment by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premiums and fees on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), regardless of form, which management believes GAAP gross written premiums and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company’s PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Media Relations
(212) 408-6042
adurani@agltd.com